Exhibit 3.4

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CYNGN INC.”, FILED IN THIS OFFICE ON THE FOURTH DAY OF MARCH, A.D. 2019, AT 12:31 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5278712 8100	Authentication: 202365602
SR# 20191725982	Date: 03-04-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:31 PM 03/04/2019
FILED 12:31 PM 03/04/2019
SR 20191725982 - File Number 5278712

TIDRD CERTIFICATE OF AMENDMENT
TO THE
FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF
CYNGN INC.,

a Delaware Corporation

The undersigned does hereby certify on behalf of CYNGN Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), as follows:

FIRST: The name of the corporation is CYNGN Inc. (the “Company”).

SECOND: The original Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on February 1, 2013 under the name Cyanogen Inc.

THIRD: The Board of Directors of the Company duly approved and adopted the following resolution in accordance with the provisions of Sections 141 and 242 of the DGCL, and by the stockholders of the Company in accordance with Section 228 thereof.

FOURTH: Section 3.2 of Part B of Article Fourth of the Fourth Amended and Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety to read as follows:

“3.2 Election of Directors. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series A Director”) and the holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series B Director”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders. If the holders of shares of Preferred Stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class, as applicable. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2. The rights of the holders of the Preferred Stock under the first sentence of this Subsection 3.2 shall terminate, with respect to the applicable class of Preferred Stock, on the first date following the Series C Original Issue Date (as defined below) on which there are issued and outstanding less than 2,500,000 shares of Series A Preferred Stock or Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable class of Preferred Stock).”

FIFTH: This Certificate of Amendment shall be effective as of the date of its filing with the Secretary of State of the State of Delaware.

SIXTH: Except as set forth in this Certificate of Amendment, the Fourth Amended and Restated Certificate of Incorporation, as amended, remains in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby further declares and certifies under penalty of perjury that the facts set forth in the foregoing certificate are true and correct to the knowledge of the undersigned, and that this certificate is the act and deed of the undersigned, and this Certificate of Amendment has been executed by a duly authorized officer of the Company on March 3, 2019.

CYNGN INC.

By:	/s/ Lior Tal
Name:	Lior Tal
Title:	Chief Executive Officer

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